Exhibit 99.3

FUND.COM INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the transaction whereby on March 29, 2010, Fund.com Inc. (“Fund”) consummated the acquisition of Weston Capital Management, LLC (“Weston”), pursuant to a Securities Purchase and Restructuring Agreement dated as of March 26, 2010 by and among Fund, Weston, PBC-Weston Holdings, LLC (“PBC”), Albert Hallac (“A. Hallac”) and certain other persons.

Founded in 1993 and headquartered in West Palm Beach FL, Weston is an originator and distributor of hedge funds, and earns fees on assets exceeding $1.0 billion under management. It has three lines of business: it originates and markets fund of funds; it originates and markets single-manager hedge funds; and it raises capital to seed new hedge funds.

Weston founder Albert Hallac continues as CEO of Weston and a member of its board of managers and will direct Weston’s day-to-day operations and business strategy.  In addition, Fund Chairman Joseph J. Bianco will become Chairman of the board of managers of Weston.

Under the Purchase Agreement, Fund acquired from all of the Members, an aggregate of 100% of the membership interests in Weston for cash consideration of $3,000,000 to the members, an additional $800,000 in cash to Weston for working capital as described below, the Company’s 4% $5,000,000 senior secured adjustable principal amount note due March 31, 2015 (the “Reset Note”) as described below plus common stock purchase warrants as described below.  Fund acquired the right and option, following the satisfaction of applicable regulatory approvals, to purchase 100% of the membership interests of Weston’s broker-dealer subsidiary, Weston Financial Services, LLC.

The Class A common stock purchase warrant entitles the seller to purchase, beginning September 29, 2010 through September 30, 2014, such number of shares of Class A common stock of the Company as shall be determined by dividing (A) $1,500,000, by (B) the volume weighted average price of the common stock for the 20 trading days immediately prior to September 29, 2010.

With respect to the Reset Note, Fund is required to make an installment payment to the holders of the Reset Note in the amount of $2,450,000 on or before May 31, 2010 (the “Installment Payment”).  The remaining principal amount of the Reset Note is subject to adjustment on each of March 31, 2013, 2014 and 2015 (each, a “Reset Date”) in such greater or lesser amount equal to the holders’ aggregate percentage interests in the then fair market value of Weston. Such fair market value is to be determined based upon an independent business appraisal.  In addition, commencing on the first Reset Date and at any time on each subsequent Reset Date, the majority of the holders aggregate percentage interest in the Reset Note shall have the right to require that all or a portion of the then outstanding principal amount of the Reset Note (as adjusted based upon such fair market value appraisal) be prepaid by Fund, in an amount equal to the product of multiplying (i) the then applicable holders aggregate percentage interest being prepaid and converted, by (ii) the fair market value of 100% of the membership interests in Weston as at the applicable Reset Date (the “Prepayment and Conversion Amount”).  Such Prepayment and Conversion Amount shall be paid by the Company no later than 20 business days following the date of calculation of the applicable Prepayment and Conversion Amount as follows (A) 25% in cash; and (B) 75% (the “Prepayment Balance”) in such number of shares of Class A common stock as shall be equal to the quotient resulting from dividing the Prepayment Balance, by 90% of the volume weighted average price of the Class A common stock for the 20 trading days prior to the applicable Reset Date.  In the event that Albert Hallac is no longer employed by Weston due to his death, resignation or termination for cause, the Company shall have the right, at the Company’s Option exercised within 90 days thereafter, to prepay and convert all of the Reset Note as set forth above (an “Optional Prepayment”).

FUND.COM INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Fund’s obligation to pay the Installment Payment, when due, and comply with its other obligations under the Reset Note is secured by a pledge by the Company of 50.9% of the Membership Interests in Weston owned by the principal seller and others immediately prior to the closing date pursuant to a certain pledge agreement.

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The unaudited pro forma condensed combined statement of operations presented below have been prepared in accordance with Generally Accepted Accounting Principals (“GAAP”) and include adjustments to give effect to the Weston purchase.  Because the balance sheet of Weston was included in the consolidated balance sheet of Fund at March 31, 2010, no pro forma balance sheet is presented.  The pro forma adjustments are described in the accompanying notes presented on the following pages.  There were no significant intercompany balances or transactions between Fund or Weston as of or for any of the periods presented.  Certain reclassification adjustments have been made to conform the historical accounting policies of Fund and Weston to the basis of presentation and accounting policies to be used by combined entities following the transaction.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 is derived from the audited financial statements of Fund and of Weston and gives effect to the transaction as if it was consummated on January 1, 2009.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (1) the historical financial statements and accompanying notes of Fund, which are included in its Form 10-K for the year ended December 31, 2009 and (2) the historical combined financial statements and accompanying notes of the Weston, which are included as an exhibit to this Form 8K/A.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent the financial condition or results of operations had the acquisition been completed as of the dates indicated, nor are they necessarily indicative of future consolidated results of operations or financial position.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2009

	Historical				Pro Forma Combined
	Fund	Weston	Pro Forma Adjustments	Adjustment Reference
	(Note 1)	(Note 2)	(Note 3)	(Note 3)
	(United States Dollars)

Revenues

Net income from operations	$279,006	$6,827,073	$-		$7,106,079
Total revenues	279,006	6,827,073	-		7,106,079

Expenses
Operating expenses	5,509,113	7,308,984	1,060,000	3a	13,878,097
Total expenses	5,509,113	7,308,984	1,060,000		13,878,097

Loss from operations	(5,230,107)	(481,911)	(1,060,000)		(6,772,018)

Other income	-	175,062			175,062
Interest income	751,524	9,527			761,051
Interest expense	(304,979)	-	(102,000)	3b	(406,979)
Impairment charge	(1,794,500)	-			(1,794,500)
Income tax provision	-	(4,845)	-		(4,845)
	$(6,578,062)	$(302,167)	$(1,162,000)		$(8,042,229)

Noncontrolling interest	404,529	(178,728)	-		225,801

Net income (loss)	$(6,173,533)	$(480,895)	$(1,162,000)		$(7,816,428)

Earnings (loss) per share:
Basic and diluted	$(0.06)				$(0.07)

Weighted average shares outstanding:
Class A - Basic and diluted	45,355,191				45,355,191
Class B - Basic and diluted	6,387,665				6,387,665

See notes to the unaudited pro forma condensed combined financial statements.

FUND.COM INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – HISTORICAL FINANCIAL STATEMENTS OF FUND

The historical financial statement of operations of Fund for the year ended December 31, 2009, which are included in this presentation, were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and were derived from the audited historical results of operations of Fund for the year ended December 31, 2009.

NOTE 2 – HISTORICAL FINANCIAL STATEMENTS OF WESTON

The historical financial statements of Weston as of and for the year ended December 31, 2009, which are included in an exhibit to this presentation, were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP) and were derived from the audited historical results of operations of Weston for the year ended December 31, 2009.

NOTE 3 – PRO FORMA ADJUSTMENTS

Descriptions of the adjustments included in the unaudited pro forma balance sheet and statement of operations are as follows:

(a)	Reflects amortization of approximately $5,300,000 of purchase price allocated to identified intangibles being amortized over 5 years
(b)	Reflects 4% interest on the portion of the Reset Note that continues ($2,550,000) after the scheduled May 31, 2010 initial payment.

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